Summary of Loan Agreement Entered into by and between Shenzhen BAK Battery Co., Ltd. (“the Company”) and Shenzhen Branch, Bank of China (the “Creditor”) Dated June 2, 2009

Main articles:
➢	Contract number: (2009)Zhenzhongyin Sijiezi 60312;
➢	Loan principal: RMB 50 million;
➢	Loan Term: from June 2, 2009 to June 2, 2010;
➢	Interest rate: fixed at 4.779%;
■	Interest accrued and settled per month, interest settlement day is the 20th day of each month;
■	Penalty interest rate for delayed repayment: 4.779% plus 50% *4.779%;
■	Penalty interest rate for embezzlement of loan proceeds: 4.779% *1;
➢	If any of the following occurs, the Creditor is entitled to demand prepayment of loan principal and interest before maturity and cancel all loans unprovided:
■	Delay in repayment of loan interest and the loan principal;
■        The Company uses loan proceeds for purposes other than what is  agreed without the consent of the Creditor;
■        The Company provides untrue declaration or hide important  financial information about its operation;
■	The Company terminates operation or is stopped from operation;
➢	Purpose of the loan is to provide working capital for the Company;
➢	This Loan Agreement is in compliance with the Comprehensive Credit Facility Agreement of Maximum Amount (No. Zhenzhongyin Exiezi 000024).
➢	Advanced repayment of loan needs to be approved by the Creditor;
➢
Breach of contract penalties: correct the breach of contract in time limit; suspension of loan unprovided; release loan agreement, demand prepayment of loan principal and interest before maturity; imposition of punitive interest incurred due to delayed loan; imposition of punitive interest for embezzlement of loan; imposition of plural interest for unpaid interest; withdraw from any accounts of the Company the loan principal, interest and other fees; compensation for the Creditor’s expenses incurred due to demanding the loan principal and interest in case of litigation, etc.

Headlines of the articles omitted
➢	Loan arrangement
➢	Interest clearing of the loan
➢	Payment of the loan
➢	Guarantee
➢	Declaration and Promise
➢	Rights reserved
➢	Modification, Amendment and Termination of Contract
➢	Disputation settlement
➢	Fee
➢	Attachment
➢	Other agreements
➢	Validity